UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): October 10, 2007

                               DATASCENSION INC.
	      --------------------------------------------------
              (Exact name of Registrant as specified in charter)


              Nevada                    0-29087         87-0374623
    ----------------------------     -------------   ----------------
    (State or other jurisdiction     (Commission     (I.R.S. Employer
         of incorporation)            File Number)    identification)


          407 W. Imperial Hwy, Suite H314 Brea, CA              92821
	--------------------------------------------	      ----------
          (Address of principal executive offices)            (Zip code)

 Registrant's Address and Telephone number, including area code: 714-482-9750


ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.


       Upon review and after discussion with Datascension's former outside accounting consultant, on October 10, 2007, the Company's Board of Directors determined the write off of the derivative portions of the convertible notes, in the audited financial statements for the year ended December 31, 2006 was greater than necessary, along with necessary readjustment of several other nonmaterial matters. The changes are as follows in the paragraphs below:

        The net loss for 2006 was originally $232,326, while the 2006 restated loss is reported as $1,140,428, an increase of $908,101. This is due to a decrease in interest income related to the convertible debt of $659,462, and increase in interest expense related to the convertible debt of $173,132, as well as an increase in other expenses of $35,000, and an increase in selling, general and administrative expenses of $40,507.

        On the 2006 balance sheet, the restatement resulted in the increase in accounts payable $35,000, the increase in long term notes payable of $832,594, and a decrease in accounts receivable of $40,507.

        The basic loss per share increased from the previously reported $0.01 per share to $0.04 per share for the year ended December 31, 2006, while the diluted loss per share increased from the previously reported $0.01 per share to $0.03 per share.

       The Company's independent auditor will issue an amended report accordingly, and the Company will amend its Form 10-KSB for the year ended December 31, 2006, and its Forms 10-QSB for the quarters ended March 31, 2007 and June 30, 2007 to reflect the aforementioned adjustments.

SIGNATURES:

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


October 12, 2007

Datascension Inc.


By: /s/ Scott Kincer
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Scott Kincer, President/CEO